PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company,

Security Distributors, Inc.,

Goldman Sachs Asset Management, L.P

Goldman Sachs Trust, and

Goldman Sachs & Co.

THIS AGREEMENT, dated as of the 13th day of October, 2006, by and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created (each an “Account”), Security Distributors, Inc., a Kansas corporation (“SDI”) Goldman Sachs Trust (the “Trust”), a registered open-end management investment company organized under the laws of Delaware, Goldman Sachs & Co. (the “Distributor”), a New York limited partnership, and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (the “Adviser”).

WHEREAS, the shares of beneficial interest/common stock of the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 as amended (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Adviser, which serves as investment adviser to the Trust, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and any applicable state securities law; and

WHEREAS, the Distributor, which serves as distributor of the Trust, is duly registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended; and

WHEREAS, the Company has issued or will issue certain annuity contracts, supported wholly or partially by the Account (the “Contracts”), designated by it to be offered solely to certain qualified retirement plans under the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company under the insurance laws of the State of Kansas to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the various Portfolios of the Trust on behalf of the Account to fund the aforesaid Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

A-1

WHEREAS, SDI is the distributor of the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, SDI, the Trust, the Distributor and the Adviser agree as follows:

ARTICLE I.  Sale of Trust Shares

1.1. (a)           Subject to Article IX hereof, the Trust agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios (defined below), such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) the Portfolios (other than a Portfolio that constitutes a Designated Portfolio as of the date of his Agreement) in existence now or that may be established in the future may be made available to the Company on terms different than those set forth herein as the Trust may so provide to the Company in writing, and (ii) the Board of Trustees of the Trust (the “Board”) may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.

(b)           It is agreed that the Company, on behalf an Account has access under this Agreement to all Portfolios of the Trust and all share classes thereof (including Portfolios and share classes created in the future) and that, except on an annual basis, it shall not be necessary to list the Account, the Contracts, the Portfolios or the share classes on Schedule A.  It is further agreed that a Portfolio of the Trust shall become a “Designated Portfolio” hereunder as of the date an Account of the Company first invests in such Portfolio.  The parties may, in their discretion and for convenience and ease of reference, include one or more Accounts, Contracts and Designated Portfolios on Schedule A from time to time.

1.2. The Trust shall redeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, the Trust may delay redemption of Trust shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. Purchase and Redemption Procedures

In addition to the terms identified in this Section 1.3, the Trust and Company may also execute orders according to the terms of the NSCC Operating Agreement (or other agreed upon means including via NSCC).

(a) The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account.  Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Trust prior to the time that the Trust ordinarily calculates its net asset value as described from time to time in the Trust’s prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Trust receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Designated Portfolio on the same Business Day that it notifies the Trust of a purchase request for such shares.  Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Trust or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Trust is notified of the purchase request for Designated Portfolio shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Trust otherwise determines and so advises the Company to delay the date of payment, to the extent the Trust may do so under the 1940 Act).  If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Trust’s request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

(c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made by the Trust in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Trust is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Trust reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Trust as described in the then-current prospectus.

(d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Trust’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to close of business for determination of such value, as defined from time to time in the Trust’s prospectus.

1.4. The Trust shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Trust’s prospectus.  If the Trust provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.  Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.  In the event that any such material error is the result of the gross negligence of the Trust, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser’s expense.

1.5. The Trust shall use its best efforts to furnish notice (by fax or e-mail) to the Company of any income dividends or capital gain distributions payable on any Designated Portfolio shares by the record date, but in no event later than 7:00 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio.  The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash.  The Trust shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Trust shares shall be by book entry only.  Share certificates will not be issued to the Company or the Account.  Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(a) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the Trust or change the Trust’s investment adviser.

(b) The Company shall not, without prior notice to the Trust, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Trust in a manner other than as recommended by the Board.

1.8. The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Trust shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  Representations and Warranties

The Company and SDI

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

2.2. The Company represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws.

2.3. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.4. The Company’s entering into and performing its obligations under this agreement does not and will not violate its charter documents or by-laws, rules or regulations, or any agreement to which it is party.

2.5. The Company acknowledges that the Trusts are retail Trusts and are not insurance dedicated assets.

2.6. The Company represents that the Contracts and Accounts are permitted to invest in the Trust.

2.7. The Company acknowledges that the Adviser and Trust are not assuming any responsibility to ensure that the Trust is managed in a manner that satisfies any legal or regulatory requirements (including tax and insurance requirements) that are applicable to the Company, the Contracts and/or the Accounts.

2.8. The Company will notify the Adviser promptly if for any reason it is unable to perform its obligations under this Agreement.

2.9. The Company represents and warrants that all of its directors, officers, employees, investment adviser and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10. State Insurance Restrictions.  The Company acknowledges and agrees that it is the responsibility of the Company to determine the appropriateness of offering the Trusts through its Contracts and that neither the Adviser nor the Trust shall bear any responsibility to the Company, the Contracts or Accounts for any such determination or the correctness of such determination.

2.11. SDI represents and warrants that it is a corporation duly organized and in good standing under Kansas law and that it is registered as a broker/dealer with the Securities and Exchange Commission and is a member in good standing of the National Association of Securities Dealers.

The Trust

2.12. The Trust represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Trust is and shall remain registered under the 1940 Act.  The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

2.13. The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

The Distributor and the Adviser

2.14. The Adviser represents and warrants that it is registered as an investment adviser with the SEC and that it does and will comply in all material respects with the Advisers Act as amended, including, without limitation, Rule 206(4)-7 thereunder.

2.15. The Distributor represents and warrants that it is a limited partnership duly organized and in good standing under New York law, that it is registered as a broker/dealer with the

Securities and Exchange Commission, is a member in good standing of the National Association of Securities Dealers and will comply in all material respects with all applicable laws in connection with the distribution of interests in the Trust.

2.16. The Distributor and the Adviser represent and warrant that all of their trustees/directors, officers and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

The Company, SDI, Trust, Distributor and Adviser

2.17. Legal Authority. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

2.18. The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Trust’s shares pursuant to this Agreement.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1. If requested by the Company, the Trust shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Designated Portfolio (for distribution to Contract owners with value allocated to such Designated Portfolios) as the Company may reasonably request to deliver to existing Contract owners.  If requested by the Company in lieu thereof, the Trust shall provide such documents (including a “camera-ready” copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Trust printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.  The expenses associated with printing and providing such documentation shall be as set forth in Article V.

3.2. The Trust’s prospectus shall state that the current SAI for the Trust is available.

3.3. The Trust shall provide the Company with information regarding the Trust’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.  The Company agrees that it will use such information substantially in the form provided.  The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior written consent of the Trust, which consent shall not be unreasonably withheld.

3.4. If and to the extent required by law, the Company shall: (i) solicit voting instructions from contract owners; (ii) vote the Trust shares in accordance with the instructions received from contract owners; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such share class for which instructions have been received; so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.  The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

ARTICLE IV.  Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Trust (or a Designated Portfolio thereof) or the Adviser is named.  No such material shall be used until approved by the Trust or its designee, and the Trust will use its commercially reasonable efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material.  The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Designated Portfolio thereof) or the Adviser is named, and no such material shall be used if the Trust or its designee so objects.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Trust shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

4.3. The Trust and the Adviser, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities.  The Company shall provide to the Trust and the Adviser any complaints received from the Contract owners pertaining to the Trust or a Designated Portfolio.

4.7. The Trust will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Trust’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Trust will work with the Company so as to facilitate the solicitation of proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.  The Trust will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8. For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training material or other communications distributed or made generally available to some or all SBL agents, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.9. The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Trust and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Trust and the Adviser. The Company shall not use any such names or marks on its own behalf or on behalf of an Account in connection with marketing the Contracts without prior written consent of the Trust and the Adviser.  Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.10. The Trust and the Adviser agrees and acknowledges that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. The Trust and the Adviser shall not use any such names or marks on its own behalf or on behalf of a Trust in connection with marketing the Trust without prior written consent of the Company.  Upon termination of this Agreement for any reason, the Trust and the Adviser shall cease all use of any such names or marks except that the Company may continue to use such names or marks in connection with Existing Contracts as contemplated in Section 9.2.

4.11. Customer Complaints.  The Company shall promptly address all customer complaints and resolve such complaints consistent with high ethical standards and principles of ethical conduct.

4.12. Complaints and Proceedings

(a) The Company shall immediately notify the Adviser of: (i) any action or circumstances affecting the Trust that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstances in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws.  The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)           The Company shall provide to the Adviser any complaints it has received from Contract owners pertaining to the Adviser or a Trust, and the Adviser shall provide the Company any complaints it has received from Contract owners relating to the Contracts.

4.13. Cooperation.  Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC , the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry by any such authority relating to this Agreement or the transactions contemplated hereby.  However, such access shall not extend to attorney-client privileged information.

ARTICLE V.  Fees and Expenses

5.1. The Trust shall pay the fees and expenses provided for in the attached Schedule B.

5.2. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Trust may make payments to the Company or to SDI as distributor for the Contracts if and in amounts agreed to by the Trust in writing.

5.3. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust.  The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale.  The Trust shall bear the expenses for the cost of registration and qualification of the Trust’s shares, preparation and filing of the Trust’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust’s shares.

5.4. The Trust will pay or cause to be paid the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Trust, consistent with applicable provisions of the 1940 Act.  The Trust shall also bear the expense of printing and postage with respect to Trust prospectuses, annual and semi-annual reports and all other Trust reports delivered to existing Contract owners with value allocated to one or more Designated Portfolios (regardless of whether such documents are printed by the Trust or the Company).

5.5. The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners).  The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners.  The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Trust (or a Designated Portfolio thereof) is named.

ARTICLE VI.  Qualification

The Trust represents and warrants that the Designated Portfolios will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.  Indemnification

7.1           Indemnification by the Company and SDI

7.1(a).           The Company and SDI agrees to indemnify and hold harmless each of the Trust, the Distributor and the Adviser and each of its trustees/directors and officers, and each person, if any, who controls the Trust or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Trust or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company and SDI) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company or SDI by or on behalf of the Trust, the Distributor or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Company or SDI (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Trust not supplied by the Company or SDI or persons under their control) or willful misfeasance of the Company or SDI or their agents or persons under the Company’s or SDI’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company or SDI; or

(iv)           arise as a result of any material failure by the Company or SDI to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company or SDI in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or SDI;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1(b).           Neither the Company nor SDI shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

7.1(c).           Neither the Company nor SDI shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company and/or SDI, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company and/or SDI of any such claim shall not relieve the Company or SDI, as applicable, from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company and/or SDI, as applicable, shall be entitled to participate, at its own expense, in the defense of such action.  The Company and/or SDI, as applicable, also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Company or SDI to such party of the Company’s election, or SDI’s election as applicable, to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company or SDI, as applicable, will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d).           The Indemnified Parties will promptly notify the Company and/or SDI, as applicable, of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

7.2           Indemnification by the Adviser and Distributor

7.2(a).           The Adviser and Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor or Trust by or on behalf of the Company or SDI for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Trust, the Distributor or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust, the Distributor or the Adviser) or willful misfeasance of the Adviser, the Distributor or the Trust with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company or SDI by or on behalf of the Adviser, the Distributor or the Trust; or

(iv) arise as a result of any failure by the Trust, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Trust, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser, the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Adviser, Distributor or the Trust;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

7.2(b).           Neither the Adviser nor the Distributor shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to SDI, the Company or the Account, whichever is applicable.

7.2(c).           Neither the Adviser nor Distributor shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser and/or Distributor, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser and/or Distributor, as applicable, of any such claim shall not relieve the Adviser and/or Distributor, as applicable, from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, the Adviser and/or Distributor, as applicable, will be entitled to participate, at its own expense, in the defense thereof.  The Adviser and/or Distributor, as applicable, also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Adviser and/or Distributor, as applicable, to such party of the Adviser’s or Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser and/or Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d).           The Company and/or SDI, as applicable, agrees promptly to notify the Adviser and/or Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII.  Applicable Law

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

8.2. This Agreement shall be subject to federal securities laws, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  Termination

9.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by six months advance written notice delivered to the other parties; or

(b)
termination by the Company and SDI by written notice to the other parties based upon the Company’s determination that shares of the Trust are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company and SDI by written notice to the other parties in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Trust, the Distributor or Adviser by written notice to the Company and SDI in the event that formal administrative proceedings are instituted against the Company or SDI by the National Association of Securities Dealers, Inc. (the “NASD”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s, or SDI’s, duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that the Trust, the Distributor or Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company or SDI to perform its respective obligations under this Agreement; or

(e)
termination by the Company or SDI by written notice to the other parties in the event that formal administrative proceedings are instituted against the Trust, the Distributor or Adviser by the SEC or any state securities department or any other regulatory body; provided, however, that the Company or SDI determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust, the Distributor or Adviser to perform its respective obligations under this Agreement; or

(f)
termination by the Company or SDI by written notice to the other parties in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company or SDI reasonably believes that any such Portfolio may fail to so qualify or comply; or

(g)
termination by either the Trust, the Distributor or the Adviser by written notice to the other parties, if any of the Trust, the Distributor or the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that the Company or SDI has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company or SDI by written notice to the other parties, if the Company or SDI shall determine, in its sole judgment exercised in good faith, that the Trust, the Distributor or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Trust in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Trust, the Distributor and Adviser of the date of substitution.

9.2. Notwithstanding any termination of this Agreement, the Trust and the Distributor shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios.  Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

9.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001

If to SDI:	Security Distributors, Inc. Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001

If to the Trust:	Goldman Sachs Trust Attention Peter Bonanno, Esq. 32 Old Slip, 32nd Floor New York, NY 10005

If to Distributor:	Goldman, Sachs & Co. Attention James A. McNamara 32 Old Slip, 32nd Floor New York, NY 10005

If to Adviser:	Goldman Sachs Asset Management, L.P Attention: 32 Old Slip, 32nd Floor New York, NY 10005

ARTICLE XI.  Disruptive Trading.

(a)           The Trust has adopted policies designed to prevent frequent purchases and redemptions of any Trust shares in quantities great enough to: (i) disrupt orderly management of the corresponding Portfolio, or (ii) dilute the value of the outstanding Trust shares of that series (“Disruptive Trading Policies”).  These policies are disclosed in the Trust’s prospectus.  From time to time, the Distributor implements procedures reasonably designed to enforce the Trust’s Disruptive Trading Policies and shall provide a written description of such procedures (and revisions thereto) to the Company.  As a procedure in furtherance of its Disruptive Trading Policies, the Distributor may assess fees, to be paid by Contract owners, upon redemption of one or more series or classes of Trust shares within certain stated time periods after such shares have been purchased.  However, the Trust on behalf of a Designated Portfolio, agrees to give Company at least 90 days advance written notice of the implementation of a redemption fee applicable to variable annuity separate accounts.

(b)           The Company agrees to use reasonable efforts to develop, adopt and maintain policies regarding transactions in Account units reasonably designed to complement the Adviser’s Disruptive Trading Policies and, from time to time, to implement procedures regarding transactions in Account units reasonably designed to effectuate the the Trust’s procedures for preventing disruptive trading in Trust shares.  In particular, in the event that the Trust or the Distributor has identified a particular Contract owner as having engaged in transactions in Account units that directly or indirectly violate the Trust’s Disruptive Trading Policies, the Company agrees, at the written request of the Trust or the Distributor, to restrict or prohibit further transactions in Account units by that Contract owner which could result in additional purchases and redemptions of a specified series and/or class of Trust in violation of the Trust’s Disruptive Trading Policies.

ARTICLE XII.  Anti-Money Laundering.

The Company shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Trust information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act.  However, it is recognized that (a) anti-money laundering programs are risk-based and are permitted to take into account the particular entities business and (b) the Contracts will only be offered to certain types of tax qualified retirement plans.  The Company agrees that:

•
as part of processing an application for a Contract, it will verify the identity of applicants and, if an applicant is not a natural person, will verify the identity of prospective principal and beneficial owners submitting an application for a Contract,

•
as part of processing an application for a Contract, it will verify that no applicant, including prospective principal or beneficial Contract owners, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the Office of Foreign Asset Control (“OFAC”) list of such persons,

•
as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify that no Contract owner, including a principal or beneficial Contract owners, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the OFAC list of such persons, and

•
if any of the foregoing cease to be true, the Trust or its agents, in compliance with the USA Patriot Act or Bank Secrecy Act, may seek authority to block transactions in Account units arising from accounts of one or more such Contract owners with the Company or of one or more of the Company’s accounts with the Trust.

The Trust, Adviser and the Distributor shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act.

ARTICLE XIII.  Miscellaneous

13.1. All persons dealing with the Trust must look solely to the property of the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Adviser for the enforcement of any claims against the Trust.  The parties agree that neither the Board, officers, agents or shareholders of the Trust assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust.

13.2. Subject to the requirements of legal process and regulatory authority, the Trust , Adviser and Distributor shall treat as confidential the names and addresses of the owners of the Contracts.  Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

13.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company	By its authorized officer

	By:	GREGORY GARVIN

	Title:	VP

	Date:	10/13/2006

Security Distributors, Inc.	By its authorized officer

	By:	GREGORY GARVIN

	Title:	President

	Date:	10/13/2006

Goldman Sachs Trust	By its authorized officer

	By:	JAMES A. MCNAMARA
James A. McNamara

Title:	Managing Director

	Date:	10/25/2006

Goldman Sachs & Co.		By its authorized officer

	By:	JAMES A. MCNAMARA
James A. McNamara

	Title:	Managing Director

	Date:	10/25/06

Goldman Sachs Asset Management, L.P.	By:	JAMES A. MCNAMARA
James A. McNamara

	Title:	Managing Director

	Date:	10/25/06

SCHEDULE A

Separate Accounts
Each Separate Account established by resolution of the Board of Directors of Company under the insurance laws of the State of Kansas to set aside and invest assets attributable to the Contacts.  Currently, those Separate Accounts are as follows:

SBL Variable Annuity Account XIV

SBL Variable Annuity Account XVI

Designated Portfolios
All Series of the Goldman Sachs Trust (Class A and Service Class only)

SCHEDULE B

In consideration of services provided by Company and SDI, Goldman Sachs Trust and Goldman, Sachs & Co. agrees to pay (1) to the Company, the Sub-TA Fees and the Additional Service Fees in respect of Class A shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Class A under this Agreement; (2) to the Company, the Additional Service Fees and the Administrative Fees in respect of Service Class shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Service Class under this Agreement; (3) to SDI, the 12b-1 fees in respect of Class A shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Class A under this Agreement and (4) to SDI the Service Fees in respect of Service Class shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Service Class under this Agreement.  All such payments shall be paid within 30 days of the end of each calendar quarter.  The payment to the Company shall be calculated by Goldman, Sachs & Co. and will be accompanied by a statement showing the calculation of the amounts so paid together with such other supporting data as may be reasonably requested by the Company.

Notwithstanding the termination of this Agreement, the fees set forth herein shall continue to be paid so long as net assets of the Separate Accounts remain in a Portfolio, provided that (1) the services are still being provided by Company and SDI, as applicable, and (2) in the case of the 12b-1 Fees and in the case of the Service Fees, the Trust’s plans pursuant to which such payments are made are still in force and effect.

Portfolio	12b-1 Fees	Sub-TA Fees	Additional Service Fees
All Class A Shares – Equity	0.25%	0.15%	0.10%
All Class A Shares – Fixed Income	0.25%	0.15%	0.05%
All Class A Shares – Asset Allocation	0.25%	0.15%	0.10%
All Class A Shares – Specialty	0.25%	0.15%	0.10%

Portfolio	Service Fees	Additional Service Fees	Administrative Fees
All Service Class Shares – Equity	0.25%	0.10%	0.25%
All Service Class Shares – Fixed Income	0.25%	0.05%	0.25%
All Service Class Shares – Asset Allocation	0.25%	0.10%	0.25%
All Service Class Shares - Specialty	0.25%	0.10%	0.25%

FIRST AMENDMENT
TO PARTICIPATION AGREEMENT
AMONG
GOLDMAN SACHS TRUST
GOLDMAN, SACHS & CO.
GOLDMAN SACHS ASSET MANAGEMENT, L.P.
SECURITY BENEFIT LIFE INSURANCE COMPANY
AND
SECURITY DISTRIBUTORS, INC.

THIS FIRST AMENDMENT is made and entered into as of the 1st day of December, 2010 by and among Security Benefit Life Insurance Company (“Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created (each an “Account”), Security Distributors, Inc., a Kansas corporation (“SDI”), Goldman Sachs Trust (the “Trust”), a registered open-end management investment company organized under the laws of Delaware, Goldman Sachs & Co. (the “Distributor”), a New York limited partnership, and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (the “Adviser”).

WITNESSETH:

WHEREAS, the parties entered into a Participation Agreement dated October 13, 2006 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to allow for the addition of the IR, R and Institutional Share Classes.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement hereinafter contained, the parties hereby agree to amend Schedule A and B, pursuant to the terms of the Agreement as follows:

1.	Schedules A and B shall be deleted in their entirety and replaced with the attached Schedules A and B.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

GOLDMAN SACHS TRUST		SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	JAMES MCNAMARA	By:	DOUGLAS WOLFF

Name:	James McNamara	Name:	Douglas Wolff

Title:	Managing Director	Title:	SVP

Date:	1/14/11	Date:	1/28/11

GOLDMAN, SACHS & CO		SECURITY DISTRIBUTORS, INC.

By:	JAMES MCNAMARA	By:	MARK J. CARR

Name:	James McNamara	Name:	Mark J. Carr

Title:	Managing Director	Title:	President

Date:	1/14/11	Date:	2/1/2011

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:	JAMES MCNAMARA

Name:	James McNamara

Title:	Managing Director

Date:	1/14/11

SCHEDULE A

Separate Accounts
Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Kansas to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

SBL Variable Annuity Account XIV
SBL Variable Annuity Account XVI

Portfolios
All Series of the Goldman Sachs Trust (Class A, Class R, Class IR, Institutional and Service Class only)

SCHEDULE B

In consideration of services provided by Company and SDI, Goldman Sachs Trust and Goldman, Sachs & Co. agree to pay (1) to the Company, the Sub-TA Fees and the Additional Service Fees in respect of Class A, Institutional, Class R and Class IR Shares in an amount equal to the basis points per annum set fourth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Class A, Institutional, Class R and Class IR Shares under this Agreement; (2) to the Company, the Additional Service Fees and the Administrative Fees in respect of Service Class Shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Service Class Shares under this Agreement; (3) to SDI, the 12b-1 fees in respect of Class A, Class R and Class IR Shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Class A, Class R and Class IR Shares under this Agreement and (4) to SDI, the Service Fees in respect of Service Class Shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Service Class Shares under this Agreement. All such payments shall be paid within 30 days of the end of each calendar quarter. The payment to the Company shall be calculated by Goldman, Sachs & Co. and will be accompanied by a statement showing the calculation of the amounts so paid together with such other supporting data as may be reasonably requested by the Company.

Notwithstanding the termination of this Agreement, the fees set forth herein shall continue to be paid so long as net assets of the Separate Accounts remain in a Portfolio, provided that (1) the services are still being provided by Company and SDI, as applicable, and (2) in the case of the 12b-1 Fees and in the case of the Service Fees, the Trust’s plans pursuant to which such payments are made are still in force and effect.

Portfolio	12b-1 Fees1	Sub-TA Fees	Additional Service Fees2
All Goldman Sachs Trust Equity Funds – Class A Shares	0.25%	0.15%	0.10%
All Goldman Sachs Trust Fixed Income Funds – Class A Shares	0.25%	0.15%	0.05%
All Goldman Sachs Trust Equity Funds – Institutional Shares	0.00%	0.00%	0.10%
All Goldman Sachs Trust Fixed Income Funds – Institutional Shares	0.00%	0.00%	0.05%
All Goldman Sachs Trust Equity Funds – Class R Shares	0.50%	0.15%	0.10%

1The 12b-1 Fees are paid out of Fund assets.  Each quarter’s 12b-1 Fees shall be determined based on assets in the account at the end of each quarter and each quarterly 12b-1 Fees will be independent of every other quarterly fee.

2The Additional Service Fees are paid from the profits of Goldman, Sachs & Co. and/or its affiliates.

Portfolio	12b-1 Fees1	Sub-TA Fees	Additional Service Fees2
All Goldman Sachs Trust Fixed Income Funds – Class R Shares	0.50%	0.15%	0.05%
All Goldman Sachs Trust Equity Funds – Class IR Shares	0.00%	0.15%	0.10%
All Goldman Sachs Trust Fixed Income Funds – Class IR Shares	0.00%	0.15%	0.05%

Portfolio	Service Fees3	Administrative Fees3	Additional Service Fees4
All Goldman Sachs Trust Equity Funds – Service Shares	0.25%	0.25%	0.10%
All Goldman Sachs Trust Fixed Income Funds – Service Shares	0.25%	0.25%	0.05%

3Service and Administrative Fees are paid out of Fund assets.  Each quarter’s Service and Administrative Fees shall be determined based on assets in the account at the end of each quarter and each quarterly Service and Administrative Fees will be independent of every other quarterly fee.

4The Additional Service Fees are paid from the profits of Goldman, Sachs & Co. and/or its affiliates.

SECOND AMENDMENT
TO PARTICIPATION AGREEMENT
AMONG
GOLDMAN SACHS TRUST,
GOLDMAN, SACHS & CO.,
GOLDMAN SACHS ASSET MANAGEMENT, L.P.,
SECURITY BENEFIT LIFE INSURANCE COMPANY
AND
SECURITY DISTRIBUTORS, INC.

THIS SECOND AMENDMENT is made and entered into as January 2, 2014 by and among Security Benefit Life Insurance Company (“Company”), a stock life insurance company organized under the laws of the state of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created (each an “Account”), Security Distributors, Inc., a Kansas corporation (“SDI”), Goldman Sachs Trust (the “Trust”), a registered open-end management investment company organized under the laws of Delaware, Goldman Sachs & Co. (the “Distributor”), a New York limited partnership, and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (the “Adviser”).

WITNESSETH:

WHEREAS, the parties entered into a Participation Agreement dated October 13, 2006 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to update payment and invoicing terms listed on Schedule B of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement hereinafter contained, the parties hereby agree to amend Schedule B pursuant to the terms of the Agreement as follows:

1.) The first two paragraphs of Schedule B shall be deleted in their entirety and replaced with the following:

In consideration of services provided by Company and SDI, Goldman Sachs Trust and Goldman, Sachs & Co. agree to pay (1) to the Company, the Sub-TA Fees and the Additional Service Fees in respect of Class A, Institutional, Class R and Class IR Shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Class A, Institutional, Class R and Class IR Shares under this Agreement; (2) to the Company, the Additional Service Fees and the Administrative Fees in respect of Service Class Shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Service Class Shares under this Agreement; (3) to SDI, the 12b-l fees in respect of Class A, Class R and Class IR Shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Class A, Class R and Class IR Shares under this Agreement and (4) to SDI, the Service Fees in respect of Service Class Shares in an amount equal to the basis points per annum set forth in the table below on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio’s Service Class Shares under this Agreement. All such 12b-1 and Service Fees and Administrative Fee payments shall be paid within 30 days of the end of each calendar quarter. The payment to the Company of 12b-1, Service Fees and Administrative Fees shall be calculated by Goldman, Sachs & Co. and will be accompanied by a statement showing the calculation of the amounts so paid together with such other supporting data as may be reasonably requested by the Company. With respect to the Sub-TA Fees and Additional Service Fees, the Company and/or SDI will be responsible for sending invoices to Goldman, Sachs & Co. on a quarterly basis documenting the fees to be paid in accordance with the terms of this Agreement. Such invoices will be billed on a Fund by Fund basis and the Company shall furnish complete documentation detailing the calculation of such fees at the time the invoice is submitted. Furthermore Goldman, Sachs & Co. will not compensate the Company or SDI for any fees payable to such parties that may have been incurred in a prior calendar quarter, if the Company or SDI did not submit an invoice within 90 days following that calendar quarter-end. The Sub-TA Fees and Additional Service Fees shall be paid within 45 calendar days after the invoice is submitted to Goldman, Sachs & Co.

Notwithstanding the termination of this Agreement, the fees set forth herein shall continue to be paid so long as net assets of the Separate Accounts remain in a Portfolio, provided that (1) the services are still being provided by Company and SDI, as applicable, and (2) in the case of the 12b-l Fees and in the case of the Service Fees, the Trust’s plans pursuant to which such payments are made are still in force and effect.

***SIGNATURE PAGE FOLLOWS***

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment effective as of the date first written above.

GOLDMAN SACHS TRUST		SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	JAMES A MCNAMARA	By:	DOUG WOLFF

Name:	JAMES A MCNAMARA	Name:	DOUG WOLFF

Title:	Managing Director	Title:	President

Date:	09/16/2014	Date:	09/02/2014

GOLDMAN, SACHS & CO.		SECURITY DISTRIBUTORS, INC.

By:	JAMES A MCNAMARA	By:	KEVIN WATT

Name:	JAMES A MCNAMARA	Name:	KEVIN WATT

Title:	Managing Director	Title:	Vice President

Date:	09/16/2014	Date:	9/2/14

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:	JAMES A MCNAMARA

Name:	JAMES A MCNAMARA

Title:	Managing Director

Date:	09/16/2014

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